UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2012

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	1-9927	95-2594724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3405 W. Dr. Martin Luther King Jr. Blvd, Suite 101 Tampa, Florida		33607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 28, 2012, the Board of Directors of Comprehensive Care Corporation (“CompCare” or the “Company”) appointed Jairo A. Estrada, age 65, to serve as a director of the Company until such time as his successor may be duly qualified and elected. Mr. Estrada had previously served as a consultant to the Company since August of 2012. Since January 2000, Mr. Estrada has held the position of Chairman of NSC Puerto Rico, Inc., a manufacturing company servicing the pharmaceutical industry on the island of Puerto Rico. He received a Bachelor’s Degree in Economics and in Business Administration, and a Master’s Degree in Organizational Behavioral Sciences from SUNY at Buffalo, New York. It has not yet been determined whether Mr. Estrada will be selected to serve on any committees of the Board.

Item 8.01 Other Events.

On November 28, 2012, the Company issued a press release announcing the appointment of Mr. Estrada. A copy of the press release is attached herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

99.1	Press Release, dated November 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

Date: December 3, 2012	By:	/s/ Clark A. Marcus
Clark A. Marcus
Chairman and Chief Executive Officer